                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission (as permitted by Rule 14a-6(e)(2))
[X]  Definitive  Proxy  Statement
[ ]  Definitive  Additional  Materials
[ ]  Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                           CellularVision USA, Inc.
               (Name of Registrant as Specified In Its Charter)

                           CellularVision USA, Inc.
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies: _______

     2)  Aggregate number of securities to which transaction applies: __________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction: _______________

     5)  Total fee paid: _____________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)       Amount Previously Paid: ___________
     2)       Form, Schedule or Registration Statement No: _____________
     3)       Filing Party: ___________
     4)       Date Filed: ____________

                           CELLULARVISION USA, INC.


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held May 7, 1997

To the Stockholders of CellularVision USA, Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of CellularVision USA, Inc., a Delaware corporation (the "Company"), will be held at The Lotos Club, 5 East 66th Street, New York, New York 10021, on Wednesday, May 7, 1997, at 10:00 a.m., Eastern daylight savings time, or at any postponement or adjournment thereof for the following purposes:

                  1. To elect seven members to the Board of Directors of the Company (the "Board") to serve until the next annual meeting of stockholders to be held in 1998 (the "1998 Annual Meeting") or until their successors are duly elected;

                  2. To appoint independent auditors of the Company for the 1997 fiscal year to serve until the 1998 Annual Meeting or until their successors are duly elected; and

                  3. To act upon such other business as may properly come before the Annual Meeting.

         In accordance with the provisions of the Company's By-Laws, the Board of Directors has fixed the close of business on March 24, 1997 as the record date for the determination of the holders of Common Stock entitled to notice of, and to vote at, the Annual Meeting.

         To ensure that your shares are represented at the Annual Meeting, you are urged to complete, sign, date and return the accompanying proxy card promptly in the enclosed postage paid envelope. Please sign the accompanying proxy card exactly as your name appears on your share certificate(s). You may revoke your proxy at any time before it is voted at the Annual Meeting. If you attend the Annual Meeting, you may vote your shares in person.

         Your attention is directed to the accompanying Proxy Statement.

                      By Order of the Board of Directors

                              Shant S. Hovnanian

                            Chairman, President and
                            Chief Executive Officer


April 24, 1997

                           CELLULARVISION USA, INC.
                                505 Park Avenue
                           New York, New York 10022
                          --------------------------

                        ANNUAL MEETING OF STOCKHOLDERS

                                  May 7, 1997
                          --------------------------

                              GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board") of CellularVision USA, Inc. ("CVUSA" or the "Company"), a Delaware corporation, to be voted at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at The Lotos Club, 5 East 66th Street, New York, New York 10021 on Wednesday, May 7, 1997, at 10:00 a.m., Eastern daylight savings time, or at any postponement or adjournment thereof. This Proxy Statement, the Notice of Annual Meeting and the accompanying form of proxy are first being mailed to stockholders on or about April 24, 1997.

         Only holders of record of the Company's common stock, par value $.01 per share ("Common Stock"), at the close of business on March 24, 1997 (the "Record Date"), are entitled to vote on the matters to be presented at the Annual Meeting. The number of shares of Common Stock outstanding on such date and entitled to vote was 16,000,000. Holders of Common Stock are entitled to one vote on each matter to be voted upon by the stockholders at the Annual Meeting for each share held.

         At the Annual Meeting, stockholders will be asked to (1) elect seven directors (the "Nominees") to the Board to serve until the next annual meeting of stockholders of the Company to be held in 1998 (the "1998 Annual Meeting") or until their successors are duly elected (the "Board Proposal") and (2) appoint the firm of Coopers & Lybrand L.L.P., independent auditors, to serve as the Company's independent auditors for the 1997 fiscal year until the 1998 Annual Meeting (the "Independent Auditors Proposal"). At the Annual Meeting, stockholders may also be asked to consider and take action with respect to such other matters as may properly come before the Annual Meeting.

                          QUORUM AND VOTE REQUIREMENTS

         The presence, in person or by proxy, of holders of record of a majority of the shares of Common Stock issued and outstanding and entitled to vote is required for a quorum to transact business at the Annual Meeting, but if a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained. The Board Proposal and the Independent Auditors Proposal will be determined by the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting. Broker "non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) and shares for which duly executed proxies have been received but with respect to which holders of shares have abstained from voting will be treated as present for purposes of determining the presence of a quorum at the Annual Meeting. Broker "non-votes" are only counted for purposes of determining whether a quorum is present and, therefore, will not be included in vote totals and will have no effect on the outcome of the votes on the proposals to be acted upon at the Annual Meeting. Abstentions will be counted as present and entitled to vote, and will have the effect of a negative vote with respect to the proposals to be acted upon at the Annual Meeting.

                           SOLICITATION AND REVOCATION

         PROXIES IN THE FORM ENCLOSED ARE BEING SOLICITED BY, OR ON BEHALF OF, THE BOARD. THE PERSONS NAMED IN THE ACCOMPANYING FORM OF PROXY HAVE BEEN DESIGNATED AS PROXIES BY THE BOARD. Any stockholder desiring to appoint another person to represent him or her at the Annual Meeting may do so either by inserting such person's name in the blank space provided on the accompanying form of proxy, or by completing another form of proxy and, in either case, delivering an executed proxy to the Company's Chief Financial Officer at the address indicated above, before the time of the Annual Meeting. It is the responsibility of the stockholder appointing such other person to represent him or her to inform such person of this appointment.

         All Common Stock represented by properly executed proxies which are returned and not revoked prior to the time of the Annual Meeting will be voted in accordance with the instructions, if any, given thereon. If no instructions are provided in an executed proxy, it will be voted (1) FOR the Board Proposal and (2) FOR the Independent Auditors Proposal, and in accordance with the proxyholder's best judgment as to any other business raised at the Annual Meeting. If a stockholder appoints a person other than the persons named in the enclosed form of proxy to represent him or her, such person will vote the shares in respect of which he or she is appointed proxyholder in accordance with the directions of the stockholder appointing him or her. Any stockholder who executes a proxy may revoke it at any time before it is voted by delivering to the Company a written statement revoking such proxy, by executing and delivering a later dated proxy, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting by a stockholder who has executed and delivered a proxy to the Company shall not in and of itself constitute a revocation of such proxy.

         The Company will bear its own cost of the solicitation of proxies. Proxies will be solicited initially by mail. Further solicitation may be made by directors, officers and employees of the Company personally, by telephone or otherwise, but such persons will not be specifically compensated for such services. The Company also intends to make, through bankers, brokers or other persons, a solicitation of proxies of beneficial holders of the Common Stock. Upon request, the Company will reimburse brokers, dealers, banks or similar entities acting as nominees for reasonable expenses incurred in forwarding copies of the proxy materials relating to the Annual Meeting to the beneficial owners of Common Stock which such persons hold of record.

                 DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

         The table below sets forth the names, ages and titles of the persons who were directors of the Company and executive officers of the Company as of April 1, 1997.


Name                                                 Age        Position
-------------------------------------------------    -------    ----------------------------------------------------
Shant S. Hovnanian........................           37         Chairman of the Board of Directors, President and
                                                                Chief Executive Officer
Bernard B. Bossard........................           62         Executive Vice President, Chief Technical Officer
                                                                and Director
Charles N. Garber.........................           49         Chief Financial Officer, CVUSA and Vice
                                                                President-Finance, CellularVision of New York,
                                                                L.P. ("CVNY")
John G. Walber............................           40         Vice President, CVUSA and President and Chief
                                                                Operating Officer, CVNY
Vahak S. Hovnanian........................           65         Director
Roy H. March..............................           40         Director
Bruce G. McNeill..........................           59         Director
Matthew J. Rinaldo........................           65         Director
Dennis G. Spickler........................           45         Director


         Shant S. Hovnanian has served as Chairman of the Board of Directors, President and Chief Executive Officer of the Company since October 1995. He has also served as Chief Executive Officer and a member of the Board of Representatives of CVNY since its formation in July 1993. Mr. Hovnanian formerly served as Chief Executive Officer of CellularVision Technology & Telecommunications, L.P. ("CT&T") from 1993 to 1995 and continues to serve on its Board of Representatives. Mr. Hovnanian has served as a principal of Suite 12 Group ("Suite 12") and Hye Crest Management, Inc. ("Hye Crest") since 1986 and 1988, respectively. From June 1980 until January 1991, Mr. Hovnanian served as Executive Vice President of the V. S. Hovnanian Group (the "Hovnanian Group"), consisting of home building (including cable television and satellite master antenna television ("SMATV") operations), real estate development and utility companies. In addition, Mr. Hovnanian served in 1995 as a U.S. Delegate to the World Radio Conference of the
International Telecommunications Union in Geneva, Switzerland. Mr. Hovnanian is the son of Mr. Vahak S. Hovnanian.

         Bernard B. Bossard has served as Executive Vice President, Chief Technical Officer and Director of the Company since October 1995, and has served as the Chief Engineering Officer of CVNY since July 1993. Mr. Bossard is also an officer and member of the Board of Representatives of CT&T. He previously served as Senior Vice President and group publisher of three periodicals in the microwave, electronic and communications industries from 1977 to 1990. Mr. Bossard has served as a principal of Suite 12 and Hye Crest since 1986 and 1988, respectively. For the past 35 years, he has been involved in research, development and manufacturing of microwave communication, low-noise receivers and microwave transistors. Mr. Bossard was a research group leader of RCA Communications, president of National Electric Laboratories ("NEL"), president of KMC Semiconductor Corporation (merged with NEL in 1970) ("KMC"), and general manager of KMC after its purchase by M/A Com, Inc., in 1973. He holds seven patents and has many patents pending.

         Charles N. Garber has served as Chief Financial Officer of the Company and Vice President--Finance of CVNY since July 1996. Mr. Garber served as Senior Vice President--Corporate Planning & Strategic Development of ICS Communications ("ICS"), a SMATV cable television service and telecommunications services provider, from December 1994 through April 1996. Prior to joining ICS, Mr. Garber served as President of Garber & Associates, providing financial consulting services to the telecommunications and consumer products manufacturing industries, from August 1993 to November 1994. From July 1991 to July 1993, Mr. Garber served as Senior Vice President--Controller and head of Corporate Development of Cincinnati Bell Inc., a telecommunications and information services provider. Prior thereto, Mr. Garber held numerous management positions within the telecommunications industry including Senior Vice President--Treasurer & Controller of Cincinnati Bell Inc., Treasurer--BellSouth Capital Funding, Assistant Treasurer--Corporate Finance of BellSouth Corporation, Senior Financial Manager--Mergers & Acquisitions of BellSouth Corporation, District Manager of AT&T and several operating management positions in the Engineering Department of Bell Atlantic subsidiaries.

         John G. Walber has served as Vice President of the Company and as President and Chief Operating Officer of CVNY, since January 1, 1996. Mr. Walber served as Vice President, Telco Sales and Program Management, and Regional Sales Manager of the Communications Division of General Instrument, a provider of cable and satellite television equipment, from June 1990 to December 1995. From July 1986 through June 1990, Mr. Walber served as General Manager and Director, Customer Service, of Continental Cablevision.

         Vahak S. Hovnanian has served as a Director of the Company since October 1995 and as a member of the Board of Representatives of CVNY and CT&T since July 1993. Mr. Hovnanian has served as a principal of Suite 12 and Hye Crest since 1986 and 1988, respectively and as Chairman of the Board and President of the Hovnanian Group since 1968. Mr. Hovnanian is the father of Mr. Shant S. Hovnanian.

         Bruce G. McNeill has served as a Director of the Company since February 1996. Mr. McNeill has been a partner at the law firm of Tarlow, Breed, Hart, Murphy & Rodgers, P.C. since 1994, where he was formerly of counsel since 1966. Mr. McNeill was also a faculty member of the New England School of Law from 1973 until 1994.

         Roy H. March has served as a Director of the Company since February 1996. Mr. March has served as President of Eastdil Realty Company, L.L.C. ("Eastdil"), an investment bank specializing in real estate finance and acquisition transactions, since 1994. Prior thereto, Mr. March served Eastdil in various other executive positions.

         Matthew J. Rinaldo has served as a Director of the Company since February 1996. Mr. Rinaldo has served as President of International CellularVision Association ("ICVA"), a Local Multipoint Distribution Service ("LMDS") trade association, whose members include other operators and prospective operators of, and investors in, LMDS systems throughout the world, since 1993, and Chairman of the Advanced Telecommunications Institute of the Stevens Institute of Technology from 1993 to 1996. Prior thereto, he served in the U.S. House of Representatives since 1973 as a member of the New Jersey Congressional delegation, where he served as ranking Republican member of the Telecommunications and Finance Subcommittee of the House Energy and Commerce Committee. Congressman Rinaldo has been the recipient of numerous honors and awards.

         Dennis G. Spickler has served as a Director of the Company since February 1996. Mr. Spickler has served since September 1996 as Vice President and Chief Financial Officer of General Wireless, Inc., a provider of wireless telecommunications services. From April 1995 to September 1996, he served as Vice President and Chief Financial and Information Technology Officer of PrimeCo Personal Communications, L.P., a partnership comprised of three Regional Bell Operating Companies ("RBOCs") and AirTouch Communications, Inc., which provides PCS wireless telecommunications services. From April 1991 to March 1995, he was Managing Director, Mergers and Acquisitions, of Bell Atlantic Corporation, the RBOC serving the Mid-Atlantic region. From 1986 to 1991, Mr. Spickler was Vice President-Financial Operations of a subsidiary of Bell Atlantic Corporation ("Bell Atlantic"), a stockholder of the Company. From 1973 to 1986, Mr. Spickler was engaged in public accounting, principally for Coopers & Lybrand L.L.P., where he specialized in serving a variety of telecommunications clients.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                            MANAGEMENT AND DIRECTORS

         The following table sets forth information as of April 1, 1997 with respect to the beneficial ownership of the Common Stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the Common Stock; (ii) each person serving as a director of the Company; (iii) the Company's Chief Executive Officer and each of the three remaining most highly compensated executive officers (collectively, the "Named Executive Officers") and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, all shares are owned directly and the indicated owner has sole voting and dispositive power with respect thereto.

                                                                Common Stock Beneficially
                                                                        Owned(1)
                                                            ----------------------------------
                        Beneficial Owner                        Number             Percent
          ----------------------------------------------    ----------------    --------------
          Shant S. Hovnanian(2)........................           3,799,154          23.7%
          Bernard B. Bossard(2)........................           3,632,655          22.7
          Charles N. Garber(3).........................              46,667           *
          John G. Walber(4)............................              31,500           *
          Vahak S. Hovnanian(2)(5).....................           3,632,655          22.7
          Roy H. March(6)..............................               3,500           *
          Bruce G. McNeill(6)..........................               3,500           *
          Matthew J. Rinaldo(7)........................               4,500           *
          Dennis G. Spickler(6)........................               3,500           *
          All Directors and Executive Officers as a
              group (total 9 persons)..................          11,157,631          69.7%
        ---------
        * Less than 1% of the outstanding Common Stock

(1) Pursuant to the regulations of the Securities and Exchange Commission (the "Commission"), shares are deemed to be "beneficially owned" by a person if such person directly or indirectly has or shares (i) the power to vote or dispose of such shares, whether or not such person has any pecuniary interest in such shares, or (ii) the right to acquire the power to vote or dispose of such shares within 60 days, including any right to acquire through the exercise of any option, warrant or right.

(2) Includes 52,678 shares of the 158,033 shares of Common Stock owned of record by Suite 12. The Founders hold equally all of the outstanding partnership interests of Suite 12.

(3)    Includes options   ("Options") to purchase 41,667 shares of Common  Stock
       pursuant to the Company's 1995 Stock Incentive Plan which are fully vested and presently exercisable.

(4) Includes Options to purchase 25,000 shares of Common Stock pursuant to the Company's 1995 Stock Incentive Plan which are fully vested and presently exercisable.

(5) Includes 55,431 and 22,175 shares of Common Stock which Mr. Vahak S. Hovnanian is required to sell upon the exercise of outstanding warrants at a per share exercise price of $13.16 and $11.28, respectively.

(6) Comprised entirely of Options to purchase shares of Common Stock pursuant to the Company's 1995 Stock Incentive Plan which are fully vested and presently exercisable, of which Options to purchase 1,000 shares of Common Stock will be automatically granted upon election to the Board at the Annual Meeting.

(7) Includes Options to purchase 3,500 shares of Common Stock pursuant to the Company's 1995 Stock Incentive Plan which are fully vested and presently exercisable, of which Options to purchase 1,000 shares of Common Stock will be automatically granted upon election to the Board at the Annual Meeting.

             Stockholders Agreement. Shant S. Hovnanian, Bernard B. Bossard and Vahak S. Hovnanian (collectively, the "Founders"), who in the aggregate beneficially own 69.1% of the Company's outstanding shares of Common Stock, have entered into a Stockholders Agreement (the "Stockholders Agreement") pursuant to which the parties thereto will vote to elect to the Board each Founder, so long as such Founder owns 5% or more of the shares of Common Stock outstanding on a fully diluted basis. Bell Atlantic also has the right to appoint one director (the "Bell Atlantic Nominee") to the Board, so long as Bell Atlantic shall hold at least 1% of the shares of Common Stock outstanding on a fully diluted basis. The parties to the Stockholders Agreement have also agreed not to vote to remove any Founder or the Bell Atlantic Nominee so elected except for "cause" as defined in Section 141 of the Delaware General Corporation Law.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Formation; The Incorporation Transactions. In connection with the formation and capitalization of CVNY in July 1993, CVNY issued 100,000 partnership interests as follows: (i) 91,313 managing general partnership interests were issued to Hye Crest in connection with the contribution of the Company's commercial license granted by the Federal Communications Commission ("FCC") and certain other assets; (ii) 4,999 non-managing general partnership interests were issued to Bell Atlantic in consideration for a capital contribution in the amount of approximately $10,000,000; and (iii) 3,688 limited partnership interests were issued to Suite 12 in connection with the contribution of the Company's experimental license and certain other assets. Suite 12 is wholly owned by the Founders.

         In October 1993, Suite 12 sold 2,500 of its limited partnership interests in CVNY to a subsidiary of Philips Electronics North America Corporation ("Philips") for an aggregate purchase price of approximately $5 million.

         In December 1993, the Company issued $15 million principal amount of convertible exchangeable subordinated notes (the "Morgan Notes") to certain investment funds managed by affiliates of J.P. Morgan & Co. ("Morgan" and together with Bell Atlantic and Philips, the "Corporate Investors"). In connection with the issuance of the Morgan Notes, the Company redeemed 6,820 partnership interests from Hye Crest and distributed $3.0 million of the gross proceeds on a pro rata basis to the Founders. From 1992 through 1995, the Founders received an aggregate of $4.0 million, inclusive of the foregoing $3 million, as distributions from CVNY funded by investments made by certain of the Corporate Investors, and other distributions from Hye Crest totaling $283,000.

         In February 1996, the Company consummated the following transactions (collectively, the "Incorporation Transactions"): (i) $10 million principal amount of the Morgan Notes was converted into 4,547 shares of Common Stock and $5 million principal amount, together with interest accrued thereon as of December 15, 1995, was exchanged for non-convertible debt securities of the Company, (ii) the Company issued an aggregate of 93,180 shares of Common Stock to the Founders in exchange for all outstanding capital stock of Hye Crest, and to Bell Atlantic, Suite 12 and Philips in exchange for all of their respective partnership interests in CVNY, and (iii) the Company effected a 133.0236284-for-1 stock split of the outstanding shares of Common Stock and issued an aggregate of 13,000,000 shares of Common Stock to the holders thereof. As a result of the consummation of the Incorporation Transactions, the Company is the sole stockholder of Hye Crest, and CVNY is a wholly-owned subsidiary of the Company which continues to carry on its business. In December 1995, the FCC approved the pro forma transfer of control of Hye Crest from the Founders to the Company. In 1996, the name of Hye Crest was changed to CellularVision Capital Corporation.

         CT&T. CT&T holds the patent for the architectural innovations of the Company's multichannel broadband cellular television system that made non-satellite uses of the 28 GHz spectrum possible. CT&T was formed by the Founders and Philips in 1993 to license this patent and develop, acquire and license this technology worldwide. CT&T is owned as follows: the Founders own an aggregate of 80% of the outstanding equity interests and Philips owns the remaining 20% of the outstanding equity interests. The Company does not have an ownership interest in CT&T, nor does CT&T have an ownership interest in the Company.

         CT&T License Agreement. In July 1993, CVNY entered into a license agreement (the "CT&T License Agreement") with CT&T for use of certain patented technologies owned by CT&T and for CT&T know-how related to the LMDS technology. Pursuant to the CT&T License Agreement, CT&T has licensed its proprietary LMDS technology to CVNY to permit the Company to construct and operate its multichannel broadband cellular television system and sell communications services using the intellectual property rights owned by CT&T (including the "CellularVision TM SM" name and mark) on an exclusive basis for the New York Primary Metropolitan Statistical Area ("PMSA") and the entire New York Basic Trading Area ("BTA") (to the extent the Company holds or obtains a commercial license from the FCC). CT&T has also agreed to license the LMDS technology to the Company in other BTAs in which the Company obtains LMDS licenses from the FCC. The economic terms and conditions of such licenses will be, in the aggregate, at least as favorable as the terms of any other license granted to another party by CT&T within the United States. Under the CT&T License Agreement, the Company pays CT&T a royalty currently equal to 7.5% of gross revenues on a quarterly basis, subject to certain offsets as described below. See "--Joint Funding of Certain Expenses." The license will remain in effect until either the expiration, revocation or invalidation of CT&T patent rights directly related to the operation of the Company's system, or the year 2028. The license fees were $149,000 for the year ended December 31, 1996.

         The Company has also granted CT&T an exclusive, royalty-free license to use any improvements the Company makes in the licensed technology. CT&T has the right to sublicense its rights under the agreement with Philips Electronics N.V. and its affiliates and the unrestricted right to sublicense its rights outside the Company's service area to other parties. CT&T has also granted CVNY a non-exclusive, royalty-free sublicense within the Company's licensed territory for certain patents and know-how owned or controlled by Philips. The royalty rate payable to CT&T may be reduced by operation of the above-mentioned "most favored nation" clause, and is also subject to reduction in the event of expiration, revocation or invalidation of certain CT&T patent rights.

         Under the CT&T License Agreement, the Company's ability to procure capital equipment relating to its system from sources other than CT&T had been limited. Pursuant to an amendment dated January 12, 1996, subject to certain conditions and except for outstanding purchase orders, CVNY is under no obligation to continue to purchase equipment or supplies from CT&T, although it may continue to do so. The total amount of such equipment purchased from CT&T for the year ended December 31, 1996 was $6,198,000. CT&T entered into certain purchase commitments during 1996 on behalf of CVNY for the manufacture of antennas, receivers, modems and transmitters, and CVNY intends to fulfill the remaining obligations under these commitments which totaled approximately $11.6 million, net of deposits of $3.4 million, at December 31, 1996. Over 83% of the deposits are covered by a pledge agreement which collateralizes CT&T's security interest in equipment ordered from its vendors.

         Joint Funding of Certain Expenses. Prior to the Incorporation Transactions, because of the common interest of the Company and CT&T in the outcome of the FCC's LMDS rulemaking proceeding, the Company and CT&T had shared equally the fees and disbursements of joint FCC counsel, and the Company had paid certain general and administrative expenses which were shared equally with, and subsequently billed to, CT&T. Following the Incorporation Transactions, there were no such payments as the Company and CT&T now pay their own expenditures. In addition, joint use costs which resulted in benefits to both parties (e.g., salaries and benefits for the limited personnel performing functions for both entities, office rent and related expenses, office equipment and supplies) were allocated to the respective parties on a cost-causative basis.

         As of December 31, 1996, the Company had an amount due from CT&T of approximately $760,000, which represents the Company's allocation of costs to CT&T, net of royalties. The Company and CT&T have agreed, as of the consummation of the Incorporation Transactions, to apply royalties over and above $80,000 in each calendar year otherwise due to CT&T to the outstanding amounts due from CT&T, which will bear interest from and after such date at the rate of 6% per annum. Effective upon the consummation of the Incorporation Transactions in February 1996, the Company assumed all ongoing legal expenses of FCC counsel in recognition of the potential scope of the Company's operations outside the New York BTA.

         Reserved Channel Rights Agreement. The Founders or their affiliates are parties to an agreement with CVNY pursuant to which they have the right to require CVNY to make available 60 MHz of continuous spectrum per polarization in the spectrum awarded to CVNY by the FCC for the purpose of providing any programming (other than telephony, two-way voice or data communications services) developed by the Founders or their affiliates.

         International CellularVision Association ("ICVA"). The Company has entered into an agreement with ICVA, whose members include other operators and prospective operators of, and investors in, LMDS systems throughout the world, to fund, along with all members of ICVA, operating expenses of ICVA. The Company has also agreed to provide residual funding needs, if any. The Company funded a total of $286,934 of ICVA operating expenses in 1996. The Company also subleases certain office space for ICVA on a month-to-month basis. As of December 31, 1996, the monthly charge was $2,884. Congressman Rinaldo, a director of the Company, serves as President of ICVA at an annual salary of $200,000.

                      BOARD OF DIRECTORS; BOARD COMMITTEES

Board of Directors Meetings; Board Committee Meetings

         During 1996, the Board met five times; the Nominating Committee did not meet; the Audit Committee met once; and the Compensation Committee met two times. Each of the Company's Directors attended at least 75% of the total number of meetings of the Board and Committees on which he served during 1996.

Nominating Committee

         The Nominating Committee of the Board, which consists of Shant S. Hovnanian, Bernard B. Bossard and Vahak S. Hovnanian, identifies and submits on an annual basis to the full Board nominees to be placed on the ballot for election to the Board at each annual meeting of stockholders. The Nominating Committee will consider suggested nominees to be placed on the ballot for election to the Board at each annual meeting of stockholders in accordance with applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such rules and regulations provide that the Company is not required to include a stockholder proposal in its proxy materials unless it is received by a specified date. Accordingly, all recommended nominations to be placed on the ballot for election to the Board at the 1998 Annual Meeting of Stockholders must be in writing and must be received by the Company on or before its close of business on December 26, 1997.

Audit Committee

         The Audit Committee of the Board, which presently consists of Bruce G. McNeill, Dennis G. Spickler and Vahak S. Hovnanian (effective February 25,
1997), provides oversight of the Company's financial reporting process, reviews the services provided by the Company's independent auditors, consults with such auditors on audits and proposed audits, reviews the need for internal auditing procedures and assesses the adequacy of internal controls. During 1996, the Audit Committee consisted of Mr. McNeill, Mr. Spickler and Mr. Shant S. Hovnanian.

Compensation Committee; Compensation Committee Interlocks and Insider Participation

         The Compensation Committee of the Board, which presently consists of Roy H. March and Congressman Matthew J. Rinaldo (effective February 25, 1997), establishes, reviews and approves compensation programs of the Company generally, and approves salaries and bonuses for officers and certain other salaried employees of the Company. In addition, the Compensation Committee administers the Company's 1995 Stock Incentive Plan and determines which eligible employees and consultants of the Company may participate in the Plan and the type, extent and terms of the equity-based awards to be granted to them. During 1996, the Compensation Committee consisted of Mr. William E. James, Mr. March and Mr. Peter Alan Rinfret. Mr. Rinfret and Mr. James served as directors of the Company until January 1997 and March 1997, respectively.

         The Founders serve as directors and, in some cases, as executive officers, of both the Company, CT&T and related entities. In addition, Vahak
S. Hovnanian, a director of the Company, serves as an officer and a director of the companies comprising the Hovnanian Group. Congressman Rinaldo, a director of the Company, serves as President of ICVA. See "Certain Relationships and Related Transactions."

Section 16(a) Beneficial Ownership Reporting Compliance

         Under the Exchange Act, the Company's directors and executive officers, and any persons holding more than 10% of the outstanding Common Stock are required to report their initial ownership of Common Stock and any subsequent changes in that ownership to the Commission. Specific due dates for these reports have been established by the Commission, and the Company is required to disclose in this Proxy Statement any failure by such persons to file these reports in a timely manner during the 1996 fiscal year. Based solely upon the Company's review of copies of such reports furnished to it, the Company believes that during the 1996 fiscal year its executive officers and directors and the holders of more than 10% of the outstanding Common Stock complied with all reporting requirements of Section 16(a) under the Exchange Act with the following exceptions: Mr. Garber did not timely file a Statement of Initial Beneficial Ownership on Form 3 in connection with his appointment as an executive officer of the Company and a Statement of Changes in Beneficial Ownership on Form 4 ("Form 4") in connection with an open-market purchase of Common Stock, and Mr. Walber and Congressman Rinaldo each did not timely file a Form 4 in connection with their respective open-market purchases of Common Stock.

                             EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

         Executive Compensation Policy. The Company's compensation policy for all of its executive officers is formulated and administered by the Compensation Committee of the Board. The Compensation Committee also administers the Company's 1995 Stock Incentive Plan, under which the Compensation Committee periodically grants Options to the executive officers and other employees of the Company. In 1996, determination of the individuals to be granted Options and the exercise prices, vesting provisions and other terms of Options granted under the Plan were at the sole discretion of the Compensation Committee. Prior to the initial public offering of the Company's Common Stock in February 1996 (the "Initial Public Offering"), all matters concerning executive officer compensation were addressed by the entire Board of Representatives of CVNY.

         The primary goals of the Company's compensation policy are to attract, retain and motivate skilled executive officers and to incent them to act in the best interests of the Company's stockholders. In determining the level of executive compensation, certain quantitative and qualitative factors, including, but not limited to, the Company's operating and financial performance, the individual's level of responsibilities, experience, commitment, leadership and accomplishments relative to stated objectives, and marketplace conditions are taken into consideration.

         Chief Executive Officer's Compensation. For 1996, the compensation of Shant S. Hovnanian, the Chief Executive Officer of the Company, was set by the terms of his employment agreement. A summary of the key provisions of Mr. Hovnanian's employment agreement is included elsewhere in this Proxy Statement. See "--Employment Agreements." In negotiating the terms of Mr. Hovnanian's employment agreement, the Compensation Committee took into consideration Mr. Hovnanian's significant role in establishing CVUSA as the leader of an emerging new industry, and marketplace conditions. Mr. Hovnanian also participates in benefit programs that are generally available to employees of the Company, including medical benefits and a 401(k) savings plan. Mr. Hovnanian has not participated in the Company's 1995 Stock Incentive Plan to date; however, he may be granted Options from time to time in the future at the discretion of the Compensation Committee.

         Executive Officer Compensation. The Company has entered into employment agreements with Bernard B. Bossard, Charles N. Garber and John G. Walber. Summaries of the key provisions of these employment agreements are included elsewhere in this Proxy Statement. See "--Employment Agreements." For the year ended December 31, 1996, compensation paid to the executive officers of the Company was determined primarily pursuant to the terms of the employment agreements negotiated by the Company with the executives. For discretionary compensation paid to executive officers that is not set by employment agreements, the Compensation Committee made subjective determinations on a case-by-case basis based on recommendations of the Chief Executive Officer as to each executive's merit and contribution to the success of the Company.

         Section 162(m) of the Code. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally limits to $1 million the deductibility by the Company of compensation paid in any one year to any executive officer named in the Summary Compensation Table below. Compensation attributable to awards issued pursuant to the Company's Stock Incentive Plan is currently exempt from the limits of Section 162(m) because the Plan was adopted prior to the time of the Initial Public Offering. As none of the executive officers of the Company are currently paid compensation in excess of $1 million, the Company has not yet developed a policy with respect to Section 162(m) of the Code.

                                   Roy H. March
                                   Matthew J. Rinaldo

Performance Graph

         The following graph compares the cumulative return on the Common Stock from February 8, 1996, the first day of trading of the Common Stock on the Nasdaq National Market (the "NNM"), to December 31, 1996 with such return for the NNM Index and an industry peer group (the "Peer Group"). The Peer Group consists of eleven companies engaged in the provision of telecommunications, direct broadcast satellite, cable television and wireless cable services determined by the Company to have similar industry characteristics as the Company and to provide types of services similar to those presently offered by the Company and consistent with expected future applications of the Company's LMDS technology. See Note 2 below. The performance graph assumes (i) $100 was invested on February 8, 1996 and (ii) reinvestment of dividends. Each measurement point on the graph below represents the cumulative stockholder return as measured by the last sale price at the end of each period during the period from February 8, 1996 through December 31, 1996. As depicted in the graph below, during this period, the cumulative total return (1) for the Common Stock was (54.1)%, (2) for the NNM Index was 18.1% and (3) for the Peer Group was (39.8)%.

                      Comparison of Cumulative Total Return

[GRAPHIC OMITTED]

    Date         NNM         Peer Group         CVUSA
  --------     -------     --------------     ---------
  02/08/96     $100.00        $100.00          $100.00
  03/29/96      100.75          98.09            72.13
  06/28/96      108.40         106.50           103.28
  09/30/96      112.23          86.97            65.57
  12/31/96      118.10          60.21            45.90
  04/18/97      111.83          38.33            60.66
----------

(1) Represents February 8, 1996, the first day of trading of the Common Stock on the NNM following the Initial Public Offering for which the initial price to the public was $15.00 per share.

(2) The Peer Group consists of the following companies: American Telecasting Inc., CAI Wireless Systems, Inc., Cox Communications, Inc., Cablevision Systems, Inc., EchoStar Communications Corporation, Heartland Wireless Communications, Inc., ICG Communications, Inc., People's Choice TV Corp., U.S. Satellite Broadcasting, Wireless One, Inc. and Winstar Communications, Inc.

Executive Compensation

             The following table shows, for the fiscal years ended December 31, 1996, 1995 and 1994, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to each of the most highly compensated executive officers of the Company in 1996 (the "Named Executive Officers") in all capacities in which they served.


                                                     Summary Compensation Table

                                                                       Annual Compensation
                                                                  -----------------------------

                                                                                        Other
                                                                                        Annual       Securities      All Other
                                                                                        Compen-      Underlying       Compen-
      Name and Principal Position                       Year      Salary       Bonus    sation       Options(#)       sation
-----------------------------------                    ------    --------     -------  --------     ------------    -----------
Shant S. Hovnanian(1)..............................     1996     $250,000    $    --    $   --            --        $    --
Chairman of the Board of                                1995      230,000         --        --            --             --
Directors, President and Chief                          1994      230,000         --        --            --             --
Executive Officer

Bernard B. Bossard(1)(2)...........................     1996     $170,000    $    --    $55,185           --        $    --
Executive Vice President and Chief                      1995      150,000         --     43,900           --             --
Technical Officer                                       1994      150,000         --        --            --             --

Charles N. Garber (3)..............................     1996     $ 80,208    $  72,917  $   --          50,000      $  50,000
Chief Financial Officer, CVUSA and Vice
President-Finance, CVNY

John G. Walber(4)..................................     1996     $165,000    $ 110,000  $   --          30,000      $    --
Vice President, CVUSA and President and Chief
Operating Officer, CVNY

-----------

(1) The foregoing table does not reflect (i) $1,015 received annually by each of Shant S. Hovnanian and Bernard B. Bossard from CT&T, which amount represents their respective shares of royalty payments made by CVNY to CT&T under the CT&T License Agreement, and (ii) guaranteed minimum annual royalty payments of $80,000 paid annually by CT&T to Mr. Bossard, which were formerly funded by CVNY pursuant to an arrangement which was terminated upon consummation of the Incorporation Transactions. See "Certain Relationships and Related Transactions." The amounts set forth below "Salary" consist of $130,000 and $50,000 paid to Shant S. Hovnanian and Bernard B. Bossard, respectively, for consulting services and $100,000 paid to each of Shant S. Hovnanian and Bernard B. Bossard as fees in connection with services rendered as members of the Board of Representatives of CVNY for 1995 and 1994.


(2) Mr. Bossard's employment agreement provides for a leased automobile for Mr. Bossard and the use of the Company's New York City apartment. For 1996, the cost to the Company for the apartment was $48,700 and the cost of the automobile (including insurance) was $6,485.

(3) Mr. Garber commenced employment with the Company in July 1996. The amount set forth below "All Other Compensation" represents a relocation assistance payment pursuant to Mr. Garber's employment agreement with the Company. See "--Employment Agreements."

(4) Mr. Walber commenced employment with the Company in January 1996. The amount set forth below "Bonus" represents a bonus of $50,000 and two bonus payments of $30,000 each related to Mr. Walber's signing bonus and the payment of a like amount due upon the consummation of the Initial Public Offering pursuant to Mr. Walber's employment agreement with the Company. See "--Employment Agreements."

       In addition, in 1996 the Company incurred fees in the amount of $163,000 in respect of services provided by a legal consultant who is not an officer of the Company and granted Options to purchase an aggregate of 35,000 shares of Common Stock under the Company's 1995 Stock Incentive Plan at exercise prices per share ranging from $9.875 to $12.50 for services rendered in 1996. Of such Options, Options to purchase an aggregate of 28,333 shares of Common Stock became vested and exercisable on August 1, 1996 and Options to purchase an aggregate of 3,334 shares of Common Stock became vested and exercisable on April 1, 1997. The remaining Options to purchase 3,333 shares of Common Stock become vested and exercisable on April 1, 1998.

                            Stock Option Grants Table

       The following table sets forth information concerning individual grants of options to purchase Common Stock made to Named Executive Officers during 1996.

                              Number of                                                   Potential Realizable
                             Securities     % of Total                                      Value at Assumed
                             Underlying      Options      Exercise                       Annual Rates of Stock
                               Options      Granted to     or Base     Expiration        Price Appreciation for
Name                           Granted      Employees       Price         Date                Option Term
-----                        -----------    ----------    ---------    -----------       -----------------------------
                                                                                               5%             10%
                                                                                         -------------    ------------

Shant S. Hovnanian......            0            0%    $     --              --             --            --

Bernard B. Bossard......            0            0           --              --             --            --

Charles N. Garber.......       25,000          17.4         10.50        07/31/06        165,085       418,357
                               25,000          17.4         9.875        08/01/06        155,258       393,455

John G. Walber..........       15,000          10.4         15.00        01/01/06        141,501       358,592
                               15,000          10.4         9.875        08/01/06        93,155        236,073





                      Aggregate Stock Option Exercise Table

         The following table sets forth information regarding the exercise of Options by Named Executive Officers during 1996. The table also shows the number and value of unexercised Options which were held by the Named Executive Officers as of December 31, 1996.


                                                                         Number of
                                                                        Securities
                                                                        Underlying
                                                                        Unexercised
                                 Number of                                Options            Value of Unexercised
                              Shares Acquired                           Exercisable/          In-the-Money Options
           Name                 on Exercise        Value Realized      Unexercisable       Exercisable/Unexercisable
----------------------      ------------------    ----------------    ---------------     ---------------------------
Shant S. Hovnanian......             0                   $0                  0                       $0/0

Bernard B. Bossard......             0                    0                  0                        0/0

Charles N. Garber.......             0                    0            41,667/8,333                   0/0

John G. Walber..........             0                    0            25,000/5,000                   0/0

Director Compensation

         Directors of the Company who are not officers or employees of the Company ("Non-Employee Directors") will receive an annual fee of $5,000 and $500 per Board meeting and Board committee meeting attended. Upon the consummation of the Initial Public Offering in February 1996, Non-Employee Directors received grants of Options to purchase 5,000 shares of Common Stock, of which grants 50% vested in February 1997 and 50% will vest in February 1998; provided that any such Non-Employee Director shall continue to be serving on the Board at such time. Upon their initial election to the Board, persons qualifying as Non-Employee Directors shall receive grants of Options to purchase 5,000 shares of Common Stock which shall be fully vested on such date. Upon the date of each annual meeting of stockholders of the Company, Non-Employee Directors shall receive grants of Options to purchase 1,000 shares of Common Stock which shall be fully vested on such date. Directors of the Company who are officers or employees of the Company do not receive additional compensation for serving on the Board or on any committee thereof.

Employment Agreements

         The Company has entered into an employment agreement with Mr. Shant S. Hovnanian, dated as of October 18, 1995. The agreement provides that Mr. Hovnanian will act as President and Chief Executive Officer of the Company and will devote substantially all of his working time and efforts to the Company's affairs. Pursuant to the agreement, Mr. Hovnanian may devote such working time and efforts to CT&T and its affiliates as the due and faithful performance of his obligations under the agreement permits. The agreement has a one year term, effective as of February 7, 1996, and provides for an annual salary of $250,000. Mr. Hovnanian is currently negotiating an extension of his employment agreement with the Company, and is continuing to serve as Chairman, President and Chief Executive Officer pending the successful conclusion of these discussions.

         The Company has entered into an employment  agreement  with Mr. Bernard
B. Bossard, dated as of October 18, 1995. The agreement provides that Mr. Bossard will act as Executive Vice President and Chief Technical Officer of the Company and will devote such substantial portion of his time and effort to the affairs of the Company as the Company's Board of Directors reasonably requires. The agreement has a three year term, effective as of February 7, 1996, and provides for an annual salary of $170,000, and the use of an automobile and the Company's New York City apartment.

         The Company has entered into an employment  agreement  with Mr. Charles
N. Garber, dated July 31, 1996. The agreement provides that Mr. Garber will serve as Chief Financial Officer of the Company and Vice President--Finance of CVNY, effective as of July 15, 1996. The agreement has a three year term and provides for an annual salary of $175,000, a signing bonus of $50,000, a relocation allowance of $50,000, an annual bonus of no less than $50,000 based on the executive's attainment of annual individual and/or corporate performance goals established by the Compensation Committee, 25,000 Options exercisable at the market value as of the agreement date, a monthly commuting allowance of $350, and a bonus of $50,000 upon completion of a financing by the Company or CVNY in excess of $50 million. The agreement also provides that Mr. Garber's compensation shall be reviewed by the Compensation Committee of the Board for a potential increase no less frequently than annually.

         The Company has entered into an employment agreement with Mr. John Walber, dated January 1, 1997. The agreement provides that Mr. Walber will continue to serve as Vice President of CVUSA and as President and Chief Operating Officer of CVNY. The agreement has an initial term of two years and provides for an annual salary of $195,000, an annual bonus in the amount of up to $195,000 based on the executive's attainment of certain performance goals established by the Compensation Committee and a monthly commuting expense allowance of $1,500. Pursuant to the terms of this agreement, Mr. Walber was granted Options under the Company's 1995 Stock Incentive Plan to purchase 50,000 shares of Common Stock at the market price as of the effective date of the agreement.

                         PROPOSAL 1--THE BOARD PROPOSAL

         The Board presently consists of seven directors (with two vacancies) who are elected to serve until the next annual general meeting of stockholders or until their successors are duly elected and qualified. The Board, at the recommendation of the Nominating Committee, has designated the Nominees listed below for election as directors to the Board to serve until the 1998 Annual Meeting or until their successors are duly elected and qualified. If any Nominee shall, prior to the Annual Meeting, become unavailable for election as a director, the persons named in the accompanying proxy card will vote for such other nominee, if any, in their discretion as may be recommended by the Nominating Committee.


                                                     NOMINEES

Name                                                 Age        Position
-------------------------------------------------    -------    ----------------------------------------------------

Shant S. Hovnanian........................           37         Chairman of the Board of Directors, President and
                                                                Chief Executive Officer
Bernard B. Bossard........................           62         Executive Vice President, Chief Technical Officer
                                                                and Director
Vahak S. Hovnanian........................           65         Director
Roy H. March..............................           40         Director
Bruce G. McNeill..........................           59         Director
Matthew J. Rinaldo........................           65         Director
Dennis G. Spickler........................           45         Director

Recommendation and Vote

         Approval of the election of the Nominees to the Board requires the affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting.

         THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD.



                 PROPOSAL 2---THE INDEPENDENT AUDITORS PROPOSAL

         Upon recommendation of the Audit Committee of the Board, the Board proposes that the stockholders appoint the firm of Coopers & Lybrand L.L.P. ("C&L") to serve as the independent auditors of the Company for the 1997 fiscal year until the 1998 Annual Meeting. C&L served as the Company's independent auditors for the 1996 fiscal year. A representative of C&L will attend the Annual Meeting, and will be available to respond to questions and may make a statement if he or she so desires.

Recommendation and Vote

         Approval of the Independent Auditors Proposal requires the affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting.

         THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE INDEPENDENT AUDITORS PROPOSAL.

                  DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

         Stockholder proposals to be included in the Company's proxy statement with respect to the 1998 Annual Meeting of Stockholders must be received by the Company at its executive offices located at 505 Park Avenue, New York, New York 10022 no later than December 26, 1997.

                          OTHER BUSINESS OF THE MEETING

         The Company is not aware of any matters to come before the Annual Meeting other than those stated in this Proxy Statement. However, inasmuch as matters of which management of the Company is not now aware may come before the Annual Meeting or any adjournment, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such proxies intend to vote, act and consent in accordance with their best judgment with respect thereto. Upon receipt of such proxies (in the form enclosed and properly signed) in time for voting, the shares represented thereby will be voted as indicated thereon and in this Proxy Statement.

         COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K/A FOR THE YEAR ENDED DECEMBER 31, 1996 MAY BE OBTAINED WITHOUT CHARGE BY ANY STOCKHOLDER TO WHOM THIS PROXY STATEMENT IS SENT, UPON WRITTEN REQUEST TO THE CHIEF FINANCIAL OFFICER, CELLULARVISION USA, INC., 505 PARK AVENUE, NEW YORK, NEW YORK 10022.

                                        By Order of the Board of Directors

                                        Shant S. Hovnanian

                                        Chairman, President and
                                        Chief Executive Officer

April 24, 1997

[x]PLEASE MARK VOTES
   AS IN THIS EXAMPLE

                                      1.   To elect to the Board of  Directors
------------------------                   the   seven  directors listed  below
CELLULARVISION USA, INC.                   currently  serving  thereon  to serve
------------------------                   until  the   Company's   1998  Annual
                                           Meeting  of   Stockholders  or  until
                                           their successors are duly elected.





                                                                                     For   Withhold    For All
                                                                                                       Except
                                           Bernard B. Bossard  Bruce G. McNeill      [ ]     [ ]         [ ]
                                           Shant S. Hovnanian  Mathew J. Rinaldo
                                           Vahak S. Hovnanian  Dennis G. Spickler
                                           Roy H. March

RECORD DATE SHARES:

                                           IF YOU DO NOT WISH YOUR SHARES VOTED "FOR" A PARTICULAR NOMINEE,
                                           MARK THE "FOR ALL  EXCEPT"  BOX AND  STRIKE A LINE  THROUGH  THE
                                           NOMINEE'S(S')  NAMES(S).  YOUR  SHARES  WILL  BE  VOTED  FOR THE
                                           REMAINING NOMINEE(S).

                                                                                    For   Against     Abstain


                                      2.   Ratification  of the  appointment  of    [ ]     [ ]         [ ]
                                           Coopers & Lybrand L.L.P. as independent
                                           auditors of the Company.

Please be sure to sign and date this Proxy Card.   Date
                                                   ----
                                                                  Mark box at right if an address       [ ]
                                                                  change or comment has been noted
                                                                  on the reverse side this Proxy Card.



--------------------------------    ----------------------------
   Stockholder sign here                  Co-owner sign here



--------------------------------------------------------------------------------
DETACH CARD                                                          DETACH CARD

                             CELLULARVISION USA, INC.

Dear Stockholder,

Please take note of the  important  information  enclosed  with this Proxy Card.
There  are  two   proposals   related  to  the   management   and  operation  of
CellularVision USA, Inc. (the "Company") that require your immediate attention. These are discussed in detail in the enclosed Proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this Proxy Card to indicate how your shares will be voted. Then sign the card, detach it and return your Proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders of the Company to be held on May 7, 1997.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

CellularVision USA, Inc.

                   505 Park Avenue, New York, New York 10022

                  Annual Meeting of Stockholders - May 7, 1997
             Proxy Solicitation on Behalf of the Board of Directors

The undersigned hereby appoints Charles N. Garber and Dan Reiss as Proxies, with full power of substitution to each, to vote for and on behalf of the undersigned at the 1997 Annual Meeting of Stockholders of CellularVision USA, Inc. to be held at the Lotos Club, 5 East 66th Street, New York, New York 10021 on Wednesday, May 7, 1997 at 10:00 a.m., Eastern daylight savings time, and at any adjournment or adjournments thereof. The undersigned hereby directs the said Proxies to vote in accordance with their judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned. In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the Annual Meeting or at any adjournment(s) thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

THE SUBMISSION OF THIS PROXY, IF PROPERLY EXECUTED, REVOKES ALL PRIOR PROXIES.

            PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY
                            IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees, custodians, and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If the stockholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.

HAS YOUR ADDRESS CHANGED?                    DO YOU HAVE ANY COMMENTS?

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